Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the Third Quarter Ended September 30, 2008

  Increased revenues by 25.1% to approximately $10.5 million for the third quarter ended September 30, 2008 from the same period last year, and by 26.7% to approximately $30.2 million for the nine months ended September 30, 2008 from the same period last year.
  Increased funds from operations (“FFO”) by 4.5% to approximately $3.4 million for the third quarter ended September 30, 2008 from the same period last year, and by 9.6% to approximately $10.1 million for the nine months ended September 30, 2008 from the same period last year.
  Acquired two properties for a total investment of approximately $16.5 million.
  Closed the financing of 15 properties through a two-year mortgage (which may be extended to five years) with GE Commercial Mortgage Financial Corporation for approximately $48.0 million.

MCLEAN, Va.--(BUSINESS WIRE)--November 5, 2008--Gladstone Commercial Corp. (NASDAQ:GOOD) (the “Company”) today reported financial results for the quarter ended September 30, 2008. A description of FFO, a relative non–GAAP (“Generally Accepted Accounting Principles in the United States”) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

Net income available to common stockholders for the quarter ended September 30, 2008 was approximately $0.1 million, or $0.01 per share, compared to approximately $0.6 million, or $0.07 per share, for the same period one year ago. Net income available to common stockholders for the nine months ended September 30, 2008 was approximately $0.7 million, or $0.08 per share, compared to approximately $1.6 million, or $0.18 per share, for the same period one year ago. Net income results when compared to the same period last year were negatively affected by increased interest expense from the growing number of properties with long-term financing, but were partially offset by the increase in the Company’s portfolio of investments and the corresponding increase in its revenues. Net income results were also affected by partial waivers of incentive fees from the Company’s external adviser, Gladstone Management Corporation, for the three and nine months ended September 30, 2008, of approximately $0.2 million and $0.9 million, respectively, compared to net income results for the three and nine months ended September 30, 2007, which included partial waivers of incentive fees of approximately $0.5 million and $1.7 million, respectively.

FFO for the quarter ended September 30, 2008 was approximately $3.4 million, or $0.395 per share, compared to approximately $3.2 million, or $0.378 per share, for the same period one year ago, an increase of approximately 4.5%. FFO for the nine months ended September 30, 2008 was approximately $10.1 million, or $1.184 per share, compared to approximately $9.3 million or $1.080 per share, for the same period one year ago, an increase of approximately 9.7%. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007

Net income	$1,141,559	$1,590,460	$3,777,707	$4,677,115
Less: Dividends attributable to preferred stock	(1,023,437)	(1,023,438)	(3,070,312)	(3,070,312)
Net income available to common stockholders	118,122	567,022	707,395	1,606,803

Add: Real estate depreciation and amortization	3,262,903	2,668,383	9,435,690	7,722,349
Less: Gain on sale of real estate, net of taxes paid	-	-	-	(78,667)
FFO available to common stockholders	$3,381,025	$3,235,405	$10,143,085	$9,250,485

Weighted average shares outstanding - basic & diluted	8,565,264	8,565,264	8,565,264	8,565,264

Basic & diluted net income per weighted average common share	$0.01	$0.07	$0.08	$0.19
Basic & diluted FFO per weighted average common share	$0.395	$0.378	$1.184	$1.080

Dividends declared per common share	$0.375	$0.360	$1.125	$1.080

Percentage of FFO paid per common share	95%	95%	95%	100%

At September 30, 2008, the Company owned 65 properties totaling approximately 6.3 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $410.2 million. Currently, all of the Company’s properties are fully leased and all but one of its tenants is current.

Third quarter highlights:

  Purchased two fully-occupied properties comprised of approximately 291,000 square feet for approximately $16.5 million, including $6.5 million of assumed debt on one of the properties;
  Borrowed approximately $48.0 million pursuant to a two-year mortgage note payable from GE Commercial Mortgage Financial Corporation (which may be extended to five years), collateralized by security interests in 15 properties; and
  Declared monthly cash dividends of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of July, August, and September 2008.

“Although our results demonstrate that we continue to grow our portfolio with new investments and add value to previous investments, we are disappointed by the credit market’s impact on the pace of our acquisitions. We continue to consider new investments, but on a very selective basis. Although our pipeline remains very large, seller pricing expectations have not fully adjusted to current market realities. In some cases, this pricing spread has recently grown even larger. In other cases, sellers have accepted higher offers from other buyers, only to learn that the alternative buyers cannot perform, which has driven a significant amount of ‘call back’ business to us due to our reputation for performance. In the face of this slower transaction cycle, we continue to actively pursue stable assets with the same long-term, conservative mindset,” said Chip Stelljes, President and Chief Investment Officer.

Subsequent to quarter end, the Company:

  Declared monthly cash dividends of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of October, November and December 2008.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended September 30, 2008, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (“SEC”) and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The Company will hold a conference call on Thursday, November 6, 2008 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through December 6, 2008. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 299201.

Gladstone Commercial Corporation is a publicly traded real estate investment trust (“REIT”) that focuses on investing in and owning triple-net leased industrial, commercial and retail real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Kerry Finnegan at 703-287-5893.

NON-GAAP FINANCIAL MEASURE

Funds from Operations

The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The Company believes that FFO per share provides investors with a further context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-Q for the quarter ended September 30, 2008, as filed with the SEC today.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company, the closing of any transaction and the Company’s ability to secure alternative sources of financing. Words such as “may,” “continue,” “will,” “believes,” “anticipates,” “intends,” “expects,” “projects,” “estimates” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans, expectations and beliefs that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk Factors" of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 27, 2008 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008, as filed on August 5, 2008 and November 5, 2008, respectively. The risk factors set forth in the Form 10-K and Form 10-Qs under the caption “Risk Factors” are specifically incorporated by reference into this press release. All forward-looking statements are based on current plans, expectations and beliefs and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
(Unaudited)

	September 30, 2008	December 31, 2007

ASSETS
Real estate, net	$367,715,344	$324,761,772
Lease intangibles, net	32,467,191	28,989,556
Mortgage notes receivable	10,000,000	10,000,000
Cash and cash equivalents	3,064,675	1,356,408
Restricted cash	2,637,531	1,914,067
Funds held in escrow	1,988,558	1,401,695
Deferred rent receivable	6,667,829	5,094,799
Deferred financing costs, net	4,752,282	4,405,129
Prepaid expenses and other assets	989,645	979,263

TOTAL ASSETS	$430,283,055	$378,902,689

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$255,425,225	$202,120,471
Short-term loan and borrowings under line of credit	30,200,000	24,400,000
Deferred rent liability	3,343,863	3,933,035
Asset retirement obligation liability	2,155,341	1,811,752
Accounts payable and accrued expenses	514,222	778,949
Due to adviser	1,231,722	784,301
Obligation under capital lease	232,301	-
Rent received in advance, security deposits and tenant funds held in escrow	3,600,768	2,706,113

Total Liabilities	296,703,442	236,534,621

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding	2,150	2,150
Common stock, $0.001 par value, 47,700,000 shares authorized and 8,565,264 shares issued and outstanding	8,565	8,565
Additional paid in capital	170,640,979	170,640,979
Notes receivable - employees	(2,629,846)	(2,769,923)
Distributions in excess of accumulated earnings	(34,442,235)	(25,513,703)

Total Stockholders’ Equity	133,579,613	142,368,068

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$430,283,055	$378,902,689

Gladstone Commercial Corporation
Consolidated Statements of Operations
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2008	2007	2008	2007
Operating revenues
Rental income	$10,157,553	$8,024,305	$29,269,036	$22,834,663
Interest income from mortgage notes receivable	216,446	255,555	673,548	758,333
Tenant recovery revenue	83,144	80,648	253,495	230,851
Total operating revenues	10,457,143	8,360,508	30,196,079	23,823,847

Operating expenses
Depreciation and amortization	3,262,903	2,668,383	9,435,690	7,722,349
Property operating expenses	225,020	204,972	670,442	597,273
Base management fee	404,108	459,202	1,255,833	1,412,337
Incentive fee	793,787	677,104	2,300,286	1,896,677
Administration fee	238,241	175,852	724,978	592,996
Professional fees	117,857	118,371	362,584	442,479
Insurance	43,354	53,943	126,947	171,275
Directors fees	54,702	66,250	161,202	174,750
Stockholder related expenses	42,232	40,991	271,430	215,969
Asset retirement obligation expense	35,157	29,440	98,394	86,542
General and administrative	105,999	17,452	139,151	79,119
Total operating expenses before credit from Adviser	5,323,360	4,511,960	15,546,937	13,391,766

Credit to incentive fee	(205,876)	(526,991)	(941,928)	(1,746,564)
Total operating expenses	5,117,484	3,984,969	14,605,009	11,645,202

Other income (expense)
Interest income from temporary investments	4,559	33,105	20,796	325,390
Interest income - employee loans	49,624	52,728	152,620	169,608
Other income	7,500	9,896	56,493	28,127
Interest expense	(4,258,461)	(2,920,270)	(12,008,316)	(8,137,343)
Total other expense	(4,196,778)	(2,824,541)	(11,778,407)	(7,614,218)

Income from continuing operations	1,142,881	1,550,998	3,812,663	4,564,427

Discontinued operations
(Loss) income from discontinued operations	(1,322)	5,975	(34,956)	471
Net realized income from foreign currency transactions	-	33,487	-	33,550
Taxes refunded on sale of real estate	-	-	-	78,667
Total discontinued operations	(1,322)	39,462	(34,956)	112,688

Net income	1,141,559	1,590,460	3,777,707	4,677,115

Dividends attributable to preferred stock	(1,023,437)	(1,023,438)	(3,070,312)	(3,070,312)

Net income available to common stockholders	$118,122	$567,022	$707,395	$1,606,803

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of dividends attributable to preferred stock)	$0.01	$0.07	$0.08	$0.18
Discontinued operations	0.00	0.00	0.00	0.01

Net income available to common stockholders	$0.01	$0.07	$0.08	$0.19

Weighted average shares outstanding- basic & diluted	8,565,264	8,565,264	8,565,264	8,565,264

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the nine months ended September 30,
	2008	2007

Cash flows from operating activities:
Net income	$3,777,707	$4,677,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,435,690	7,722,349
Amortization of deferred financing costs	806,075	509,990
Amortization of deferred rent asset and liability, net	(399,049)	(399,051)
Accretion of obligation under capital lease	7,234	-
Asset retirement obligation expense	98,394	86,542
Decrease (increase) in prepaid expenses	(110,382)	28,815
Increase in deferred rent receivable	(1,763,153)	(1,247,345)
Increase in accounts payable, accrued expenses, and amount due adviser	182,694	516,996
Increase in rent received in advance	171,191	137,534
Net cash provided by operating activities	12,206,401	12,032,945

Cash flows from investing activities:
Real estate investments	(48,935,032)	(85,742,539)
Receipts from lenders for reserves held in escrow	630,033	1,007,684
Payments to lenders for reserves held in escrow	(1,216,896)	(1,010,385)
Increase in restricted cash	(723,464)	(275,696)
Deposits on future acquisitions	(1,650,000)	(1,310,000)
Deposits applied against real estate investments	1,750,000	1,610,000
Net cash used in investing activities	(50,145,359)	(85,720,936)

Cash flows from financing activities:
Borrowings under mortgage notes payable	48,015,000	32,521,691
Principal repayments on mortgage notes payable	(1,171,849)	(599,328)
Principal repayments on employee notes receivable from sale of common stock	140,077	400,598
Borrowings from line of credit	62,600,000	24,200,000
Repayments on line of credit	(56,800,000)	(4,200,000)
Receipts from tenants from reserves	1,746,804	1,446,577
Payments to tenants from reserves	(1,555,146)	(1,311,406)
Increase in security deposits	531,806	140,525
Payments for deferred financing costs	(1,153,228)	(770,761)
Dividends paid for common and preferred	(12,706,239)	(12,320,797)
Net cash provided by financing activities	39,647,225	39,507,099

Net increase (decrease) in cash and cash equivalents	1,708,267	(34,180,892)

Cash and cash equivalents, beginning of period	1,356,408	36,005,686

Cash and cash equivalents, end of period	$3,064,675	$1,824,794

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Additions to real estate included in accounts payable, accrued expenses, and amount due adviser	$-	$409,000

Increase in asset retirement obligation	$245,195	$150,523

Fixed rate debt assumed in connection with acquisitions	$6,461,603	$4,506,689

CONTACT:
Gladstone Commercial Corporation
Kerry Finnegan, 703-287-5893